WAIVER

This waiver (“Waiver”) to certain provisions of the SPA (as defined below), is dated and entered into as of the 15th of October, 2009, by and among QKL Stores Inc., a Delaware corporation (the “Company”) and Vision Opportunity China LP, who is the holder of greater than 50% of the outstanding Preferred Shares (the “Majority Stockholder”), pursuant to Section 7.6 of the SPA.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the SPA.

WHEREAS, the Company and the Majority Stockholder entered into a Securities Purchase Agreement (“SPA”), dated as of March 28, 2008, by and among the Company and the Purchasers signatory thereto; and

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on September 28, 2009 (File No. 333-162150) in contemplation of a public offering (the “Offering) of its common stock, $.001 par value.

WHEREAS, pursuant to Section 3.23 of the SPA the Company is required to notify the Preferred Stockholders of the terms and conditions of any Subsequent Financing and to offer each Preferred Stockholder an opportunity to purchase up to its “pro rata” portion (as such term is defined in the SPA) of all the securities being offered in such Subsequent Financing; and

WHEREAS, pursuant to Section 7.6 of the SPA, the Majority Stockholder must consent to any amendment or waiver of any provision of the SPA;

NOW THEREFORE, the undersigned hereby agree as follows:

1.
Waiver.  The Majority Stockholder hereby agrees, solely in connection with the Offering, to waive in all respects the notice and participation rights (including the Rights Option) pursuant to Section 3.23 of the SPA.

2.	Effect on SPA. Except as set forth above, the SPA and any other documents related thereto shall remain in full force and effect and are hereby ratified and confirmed.

3.
Governing Law; Jurisdiction. This Waiver shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

4.
Counterparts. This Waiver may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

5.
Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver or the validity or enforceability of this Waiver in any other jurisdiction.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first indicated above.

The Company:

QKL STORES, INC.

By:	/s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: CEO

The Majority Stockholder:

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

No. of Registrable Securities: 13,505,295